UNIITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

__________________________________

Date of report (Date of earliest event reported): June 28, 2004

DOV Pharmaceutical, Inc.
____________________________________________________________________
(Exact name of registrant as specified in charter)

Delaware	000-49730	22-3374365

(State or other jurisdiction	(Commission file number)	(IRS employer
of incorporation)		identification no.)

433 Hackensack Avenue, Hackensack, NJ 07601

(Address of principal executive offices) (Zip code)

(201) 968-0980
(Registrant’s telephone number, including area code)

Special Note Regarding Forward Looking Statements

This Current Report on Form 8-K includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. You can identify forward-looking statements by the following words: “may,” “will,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue" or the negative of these terms or other comparable terminology. We caution you that forward-looking statements are inherently uncertain and are simply point-in-time estimates based on a combination of facts and factors currently known by us about which we cannot be certain or even relatively confident. Actual results or events will surely differ and may differ materially from our forward-looking statements as a result of many factors, some of which we may not be able to predict or may not be within our control. These factors include our ability to generate sufficient cash flow from operations in order to permit us to use a portion of our existing cash on hand, or cash accumulated after the date of this Report, to satisfy the amounts due under the convertible line of credit described in Item 9 of this Current Report.

Item 9. Regulation FD Disclosure

Registrant has today filed a post-effective amendment to an existing resale registration statement with the Securities and Exchange Commission, or the SEC. The registration statement, filed with the SEC on February 11, 2004, and subsequently declared effective by the SEC, registered the resale of shares of Registrant’s common stock. Certain of those shares remain unsold by one of the selling stockholders named in the registration statement. The post-effective amendment uses a short-form registration statement on form S-3 and a short-form prospectus that incorporates certain of Registrant’s other SEC filings as permitted by the Securities Act of 1933, as amended. Use of the Form S-3 and the short-form registration statement and prospectus will be more efficient in that Registrant’s periodic filings with the SEC (annual reports on form 10-K, quarterly reports on form 10-Q and certain current reports on form 8-K) will automatically update the short-form registration statement and prospectus. No additional shares have been registered pursuant to this post-effective amendment.

The selling stockholder’s table in the prospectus that constitutes a part of the post-effective amendment gives effect to the conversion on May 25, 2004, of approximately $11.6 million due under the convertible promissory note into shares of Registrant’s common stock. Amounts due under the convertible note would otherwise have been due in January 2005.

Registrant has also filed an amendment to its Quarterly Report on Form 10-Q for the quarter ended March 31, 2004. The amendment revises the classification of the $11.5 million then due under the convertible promissory note described above, as well as the $3.7 million then due under the convertible line of credit promissory note, to current from long-term liabilities (and the associated deferred financing costs of $0.1 million to current from long-term assets), as each note has a maturity date of January 20, 2005, as previously disclosed in Registrant’s filings with the SEC. As described above, the $11.6 million due at conversion under the convertible promissory note was converted into common stock in accordance with its terms on May 25, 2004, and no amounts remain outstanding thereunder.

The following pro forma condensed consolidated balance sheet gives effect to this conversion as if the convertible promissory note holder had converted the note as of March 31, 2004.

The pro forma condensed consolidated balance sheet presented is based on the adjustments described in the accompanying notes, which we believe are reasonable. In the opinion of management, the pro forma condensed consolidated balance sheet includes all material adjustments necessary to reflect, on a pro forma basis, the impact of the conversion into common stock of the convertible promissory note on our historical financial information.

The pro forma condensed consolidated balance sheet should be read in conjunction with the Management’s Discussion and Analysis of Financial Condition and Results of Operations and our consolidated financial statements and related notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2003 and our Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2004.

	DOV Pharmaceutical, Inc.
	Unaudited Pro Forma Condensed Consolidated Balance
	Sheet
	As of March 31, 2004

				March 31,
				2004
				Pro Forma for
				Conversion of
				Convertible
	March 31, 2004	Pro Forma		Promissory
	As Restated(1)	Adjustments		Note

Total current assets	$51,833,219	$(86,139)	(2)	$51,747,080

Total assets	$59,143,633	$(86,139)		$59,057,494

Accounts payable	$2,256,689			$2,256,689
Accrued expenses	2,249,316			2,249,316
Convertible promissory note	11,451,520	$(11,451,520)	(3)	—
Convertible line of credit promissory note	3,722,278			3,722,278

Current liabilities	19,679,803	(11,451,520)		8,228,283
Common stock	1,806	288	(4)	2,094
Additional paid-in-capital	114,560,433	11,365,093	(4)	125,925,526
Accumulated other comprehensive gain (loss)	10,424			10,424
Accumulated deficit	(75,086,174)			(75,086,174)
Unearned compensation	(22,659)			(22,659)

Total stockholders’equity	39,463,830	11,365,381		50,829,211

Total liabilities and stockholders’ equity	$59,143,633	$(86,139)		$59,057,494

(1)	On June 28, 2004, we filed a Form 10-Q/A to revise the classification of the convertible promissory note and the convertible line of credit promissory note to current from long-term liabilities and the associated deferred financing costs to current from long-term assets.

(2)	Adjusted to charge the associated deferred financing costs to additional paid in capital as a result of the conversion of the convertible note into shares of our common stock.

(3)	Adjusted to reflect the decrease in the current liabilities for the carrying amount of the convertible promissory note converted into shares of our common stock on May 25, 2004, as if this note were converted on March 31, 2004.

(4)	Adjusted to reflect the increase in the stockholders’ equity for the carrying amount of the convertible promissory note converted into shares of our common stock net of the amount of the associated deferred financing costs.

The information in this Current Report on Form 8-K is furnished pursuant to Item 9 and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing of Registrant under the Securities Act of 1933, as amended. Furthermore, the furnishing of this Current Report on Form 8-K is not intended to constitute a determination by Registrant that the information is material or that the dissemination of the information is required by Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DOV Pharmaceutical, Inc.

Date: June 28, 2004	/s/ Arnold S. Lippa

Arnold S. Lippa
Chief Executive Officer, President and Secretary